As filed with the Securities and Exchange Commission on April 22, 2010
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alimera Sciences, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	20-0028718
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
(678) 990-5740
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. Daniel Myers
Chief Executive Officer
6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
(678) 990-5740
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jay K. Hachigian, Esq. Marc F. Dupré, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 850 Winter Street Waltham, MA 02451 (781) 890-8800	Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-162782

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Share	Offering Price(2)	Registration Fee(3)
Common Stock, $0.01 par value per share	632,500	$11.00	$6,957,500	$496

(1)	Includes 82,500 shares of common stock issuable upon exercise of an option to purchase additional shares granted to the underwriters.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Alimera Sciences, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-162782), which was declared effective by the Commission on April 21, 2010, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 22nd day of April, 2010.

ALIMERA SCIENCES, INC. (Registrant)

By:	/s/ C. Daniel Myers
C. Daniel Myers
President and Chief Executive
Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature		Title	Date

/s/ C. Daniel Myers C. Daniel Myers		President and Chief Executive Officer	April 22, 2010

/s/ Richard S. Eiswirth, Jr. Richard S. Eiswirth, Jr.		Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 22, 2010

* Phillip R. Tracy		Chairman of the Board of Directors, Director	April 22, 2010

* Mark J. Brooks		Director	April 22, 2010

* Brian K. Halak, Ph.D.		Director	April 22, 2010

* Anders D. Hove, M.D.		Director	April 22, 2010

* Calvin W. Roberts, M.D.		Director	April 22, 2010

* Bryce Youngren		Director	April 22, 2010

*By:	/s/ Richard S. Eiswirth, Jr. Richard S. Eiswirth, Jr. Attorney-in-Fact

INDEX TO EXHIBITS

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
23.1	Consent of Deloitte & Touche LLP Independent Registered Public Accounting Firm
23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1)
24.1	Power of Attorney*

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-162782) filed with the Commission on October 30, 2009.